UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2024

Emerald Holding, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38076	42-1775077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Broadway, 14th Floor
New York, New York		10005
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 226-5700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information included in Item 3.03 below is incorporated into this Item 1.01 by reference.

Item 3.03 Material Modification to Rights of Security Holders.

On February 13, 2024, Emerald Holding, Inc. (the “Company”) received from OPV Gem Aggregator LP (“OPV Aggregator”) a waiver letter (the “Waiver”), effective for six months from the date thereof, pursuant to which OPV Aggregator waived the requirement that each share of Common Stock of the Company issuable upon conversion of the shares of the Company’s Series A Convertible Participating Preferred Stock (the “Convertible Preferred Stock”) held by OPV Aggregator be freely tradeable upon any issuance thereof related to a Mandatory Conversion as described below.

Pursuant to the Certificate of Designations for the Convertible Preferred Stock, dated June 29, 2020 (the “Certificate of Designations”), the Company has a Mandatory Conversion Right, provided that the Last Reported Sale Price per share of Common Stock on the New York Stock Exchange exceeds $6.16 (175% of the Conversion Price) on each of the previous twenty (20) consecutive Trading Days ending on, and including, the Trading Day immediately before the date on which the Company gives notice of such Mandatory Conversion. The Certificate of Designations further provides that at the time notice of a Mandatory Conversion is given, all shares of Common Stock issuable upon such Mandatory Conversion must be unrestricted and, when issued, be listed and admitted for trading without suspension or material limitation (the “Common Stock Liquidity Conditions”). Because OPV Aggregator and certain of its affiliates may be deemed to “control” the Company for purposes of the Securities Act of 1933, as amended, the Common Stock Liquidity Conditions cannot be satisfied with regard to the shares of Common Stock underlying the shares of Convertible Preferred Stock held by OPV Aggregator absent an effective registration statement covering the resale of such shares. Pursuant to the Waiver, OPV Aggregator has agreed that the Company may cause a Mandatory Conversion without such a registration statement.

The Waiver is effective until August 13, 2024, unless extended by OPV Aggregator in its sole discretion. The Waiver does not affect the rights of other Holders of Convertible Preferred Stock, who are expected to be issued Common Stock that satisfies the Common Stock Liquidity Conditions in the event that the Company exercises its Mandatory Conversion Right. The Waiver also does not affect the respective registration rights agreements entered into between the Company and OPV Aggregator, and between the Company and certain affiliates of OPV Aggregator, pursuant to which such holders have the right to request from time to time that the Company register for resale any of their respective shares of Common Stock.

On February 12, 2024, members of the Company’s board of directors representing a majority of the directors who are not employed by the Company and who are unaffiliated with, and otherwise independent of, OPV Aggregator and its affiliates voted to authorize the Mandatory Conversion of all outstanding shares of Convertible Preferred Stock immediately following the first date on which the Last Reported Sale Price requirement described above has been met, subject to the Company’s receipt of the Waiver. There can be no assurance as to when this condition will be met, if at all.

Terms used herein without definition shall have the meaning set forth in the Certificate of Designations. The foregoing description of the Waiver is qualified in its entirety by reference to the complete text of the Waiver, a copy of which is filed as Exhibit 3.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Waiver Letter, dated February 13, 2024.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERALD HOLDING, INC.

Date:	February 15, 2024	By:	/s/ Stacey Sayetta
Stacey Sayetta General Counsel and Corporate Secretary